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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
DIEDRICH COFFEE, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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DIEDRICH COFFEE, INC.
2144 MICHELSON DRIVE
IRVINE, CA 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 2, 2002

Dear Diedrich Coffee Stockholder:

        On Monday, December 2, 2002, Diedrich Coffee, Inc. will hold its annual meeting of stockholders at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California 92614. The meeting will begin at 10:00 a.m. local time. We will serve our premium coffee.

        Only stockholders of record at the close of business on October 24, 2002 can vote at this meeting or any adjournments that may take place. At the meeting we will:

  1.
  Elect a board of directors to serve until the next annual meeting of stockholders.

  2.
  Ratify the selection of KPMG LLP as our independent auditors for the current fiscal year ending July 2, 2003.

        We will also attend to business properly presented at the meeting and any adjournments or postponements of the meeting. The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement that is attached and a part of this notice.

        The board of directors unanimously recommends that you vote for all of the proposals.

By order of the board of directors,
Paul C. Heeschen Chairman of the Board

Irvine, California
October 25, 2002

YOUR VOTE IS IMPORTANT

        Whether of not you plan to attend the annual meeting in person, you are requested to complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A return envelope (postage prepaid if mailed in the United States) is enclosed for that purpose. If you attend the annual meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish, even if you have previously returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

DIEDRICH COFFEE, INC.
2144 MICHELSON DRIVE
IRVINE, CA 92612

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 2, 2002

INTRODUCTION

        This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of Diedrich Coffee, Inc., a Delaware corporation, of proxies for use at the annual meeting of stockholders to be held on December 2, 2002 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting. At the meeting, we will vote on the matters described in this proxy statement and in the accompanying notice. The annual meeting will be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California 92614. Diedrich Coffee intends to mail this proxy statement and accompanying proxy card on or about October 31, 2002 to all stockholders entitled to vote at the annual meeting.

INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

PROXIES

        Our stockholders should complete and return the accompanying form of proxy regardless of whether they will attend the annual meeting in person. Our stockholders may revoke their proxies at any time before they are exercised by:

  •
  giving our Corporate Secretary written notice of revocation;

  •
  giving our Corporate Secretary a properly executed proxy of a later date; or

  •
  attending our annual meeting and voting in person; provided that, if your shares are held of record by a broker, bank or other nominee, you must obtain from the record holder a proxy issued in your name.

        Written notices of revocation and other communications with respect to the revocation of our proxies should be addressed to Diedrich Coffee, Inc., 2144 Michelson Drive, Irvine, California, 92612, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted in favor of each of the proposals. Diedrich Coffee's board of directors is unaware of any other matters that may be presented for action at our annual meeting. If other matters do properly come before our annual meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

SOLICITATION OF PROXIES

        Diedrich Coffee will pay the entire cost of soliciting proxies. In addition to soliciting the proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of Diedrich Coffee common stock and secure their voting instructions, if necessary. We will reimburse such record holders for their reasonable expenses in performing these tasks. If necessary, we may use several of our regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, letter or other means.

RECORD DATE AND VOTING RIGHTS

        Our board of directors has fixed October 24, 2002 as the record date for determining the Diedrich Coffee stockholders entitled to notice of, and to vote at, our annual meeting. Therefore, only stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, the Diedrich Coffee annual meeting. As of October 24, 2002, there were 5,161,267 shares of our common stock outstanding held by 715 record holders in addition to approximately 3,700 holders who do not hold shares in their own names. A majority of these shares must be present at our annual meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote.

        Shares of our common stock with respect to which the holders are present in person at our annual meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our annual meeting for purpose of determining whether or not a quorum exists. Broker non-votes will also be counted for purposes of determining whether a quorum exists.

        The nominees for election as directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of our outstanding shares of common stock present in person or represented by proxy at the meeting. With regard to proposals other than the election of directors, abstentions will be counted in tabulations of the votes cast on a proposal presented to stockholders and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Our board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our directors are elected once a year at our annual meeting of stockholders. Our bylaws provide that our board of directors shall consist of between three and seven directors with the precise number to be determined by resolution of our board of directors. The authorized number of members of our board of directors is presently set at six persons. If a quorum is present at our annual meeting, the six nominees receiving the greatest number of votes will be elected. The six directors will serve until the next annual meeting of stockholders and until their respective successors are elected and qualified.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. All of the nominees for election as directors at the annual meeting set forth in the table below are incumbent directors. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as management may propose.

Name	Age	Title	Director Since
Paul C. Heeschen(2)	45	Chairman of the Board of Directors	1996
Martin R. Diedrich	44	Vice Chairman of the Board of Directors, Chief Coffee Officer and Secretary	1985
Peter Churm(1)(2)	76	Director	1996
Lawrence Goelman(1)(2)	61	Director	1996
Randy Powell(1)	41	Director	2001
Richard Spencer	49	Director	2001

(1)
Member of the audit committee

(2)
Member of the compensation committee

        There are no family relationships among any of the directors or executive officers of Diedrich Coffee. The principal occupation for the last five years of each nominee for director of Diedrich Coffee, as well as other information, is set forth below.

        Paul C. Heeschen joined our board of directors in January 1996. In February 2001, the board of directors elected him as Chairman. For the past eleven years, Mr. Heeschen has been a Principal of Heeschen & Associates, a private investment firm. He is also the sole general partner of Sequoia Enterprises, LP, D.C.H., LP and Redwood Enterprises VII, LP, and a trustee of the Palm Trust, each of which are stockholders of Diedrich Coffee.

        Martin R. Diedrich joined us as an officer and director in 1985. In April 1997, he became Vice Chairman of the board of directors and Chief Coffee Officer, and continued to serve as our Corporate Secretary. Before that time, Mr. Diedrich served as our Director of Coffee. In addition, he served as the Chairman of the board of directors from January 1996 to April 1997. Mr. Diedrich is an internationally recognized specialty coffee expert who is a frequent speaker at industry and trade association functions.

        Peter Churm joined our board of directors in October 1996. He retired from his position as Chairman Emeritus of Furon Company, a designer, developer and manufacturer of products made primarily from specially formulated high performance polymer materials, in November 1999 in connection with the acquisition of Furon Company. He had held this position since 1992. He served as Chairman of the board of directors of Furon Company from May 1980 through February 1992 and was President for more than 16 years prior to that time. He also serves on the board of directors of CKE Restaurants, Inc., a publicly traded food service company.

        Lawrence Goelman joined our board of directors in October 1996 and was the Chairman of our board of directors and interim Chief Executive Officer from March 1997 to November 1997. Mr. Goelman has served as the Managing Partner of Tremont Partners, Inc., a privately held consulting company, since 1995. Until March 2001, Mr. Goelman was also the Managing Partner of GazelleLab LLC, a private venture development firm. From May 1996 to December 1996, Mr. Goelman was the interim President and Chief Executive Officer of Pinnacle Micro, Inc., a publicly owned company that manufactures compact disc recording devices. Before that, he served for 14 years as Chairman, President and Chief Executive Officer of CostCare, Inc., which was acquired by John Hancock Life Insurance Company.

        Randy Powell joined our board of directors in December 2001. Mr. Powell previously served on our board of directors from July 1999 to October 2000. Currently, Mr. Powell is President of Maple Leaf Pork, a division of Maple Leaf Foods, Inc., a Canadian company traded on the Toronto Stock Exchange. Before assuming his present position at Maple Leaf Pork, Mr. Powell served as President and Chief Executive Officer of Second Cup Ltd., a publicly traded Canadian coffee company and the former parent company of Gloria Jean's coffees, from August 1996 until November 2000.

        Richard Spencer joined our board of directors in December 2001. Mr. Spencer has been manager or president of Westcliff Capital Management, LLC or its predecessor company since May 1993. Westcliff Capital Management, LLC is an investment advisor for certain investment funds and institutional investors, some of which are stockholders of Diedrich Coffee.

BOARD COMMITTEES AND MEETINGS

        Our board of directors has standing compensation and audit committees. We do not have a standing nominating committee. The entire board of directors acts as a committee with respect to nominations for membership on our board.

        Audit Committee.    Our audit committee is responsible for, among other things, making recommendations to our board of directors regarding the engagement of our independent certified public accountants, reviewing with our independent certified public accountants the fees, scope, timing, plans and results of the audit engagement and reviewing any significant changes in our accounting policies and the adequacy of our internal accounting controls. It also analyzes and discusses with our independent certified public accountants any difficulties or disagreements with our management as well as legal proceedings or contingent liabilities involving us that may be material to our financial statements or the auditor's report. Our audit committee is composed of outside directors who are not our officers or employees. The audit committee consists of three independent directors: Messrs. Churm, Goelman and Powell. Messrs. Churm and Goelman have been a member of our audit committee since its formation, while Mr. Powell was appointed to our audit committee in 2001. The independence of these directors has been determined in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Our board of directors and audit committee have adopted an audit committee charter. The report of the audit committee is set forth below under the caption "Report of the Audit Committee of the Board of Directors."

        Compensation Committee.    Our compensation committee determines salaries and incentive compensation for our executive officers and administers our stock option plans. The compensation committee consists of Messrs. Churm, Goelman and Heeschen. The report of the compensation committee is set forth below under the caption "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

        During our fiscal year ended July 3, 2002, there were five meetings of the board of directors, two meetings of the audit committee and two meetings of the compensation committee. Each of the current directors attended at least 75% of the meetings of the board of directors and meetings of the committees on which they served during the fiscal year ended July 3, 2002.

DIRECTORS' COMPENSATION

        Directors who are also our employees receive no extra compensation for their service on the board of directors. Non-employee directors earned fees of $1,000 per board meeting attended in person, $500 per board meeting attended telephonically, and $500 per committee meeting attended in person or telephonically. Non-employee directors also received reimbursement for out-of-pocket expenses incurred in attending board meetings. In the fiscal year ended July 3, 2002, Messrs. Heeschen, Churm and Goelman earned $8,000, Mr. Spencer earned $3,500, and Mr. Powell earned $2,500. In addition, the non-employee directors are eligible to receive stock option grants under the Diedrich Coffee, Inc. 2000 Equity Incentive Plan. In the fiscal year ended July 3, 2002, Messrs. Heeschen, Churm, and Goelman were each granted 1,250 stock options under the 2000 Equity Incentive Plan. As new directors, Mr. Spencer and Mr. Powell each received 2,500 stock options. Under our 2000 Equity Incentive Plan, each non-employee director automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 2,500 shares of our common stock. These initial options vest and become exercisable with respect to 50% of the underlying shares upon the earlier of (1) the first anniversary of the grant date or (2) immediately before the first annual meeting of stockholders following the grant date, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date. The remaining 50% of the underlying shares upon the earlier of (1) the second anniversary of the grant date or (2) immediately before the second annual meeting of stockholders following the grant date, if the recipient has remained a non-employee director for the entire period from the grant date to such date. In addition to an initial grant, under the 2000 Equity Incentive Plan, each non-employee director also receives, upon re-election to our board of directors, an automatic grant of an option to purchase up to 1,250 additional shares of our common stock. These additional options vest and become exercisable upon the earlier of (1) the first anniversary of the grant date or (2) immediately before the annual meeting of stockholders following the grant date, if the recipient has remained a non-employee director for the entire period from the grant date to such date. In addition to the initial and additional options, under the 2000 Equity Incentive Plan, each director, including each non-employee director, is eligible to receive other awards under the 2000 Equity Incentive Plan at the discretion of the administrator of the plan.

        All non-employee director options granted under the 2000 Equity Incentive Plan have a term of ten years and an exercise price equal to the fair market value of our common stock on the date of grant. The 2000 Equity Incentive Plan provides that the exercise price may be paid by Diedrich Coffee withholding a portion of the underlying stock, or may be deferred until completion of a broker-assisted exercise and sale transaction. Vesting of non-employee director options granted under the 2000 Equity Incentive Plan accelerates in certain circumstances in connection with a change-in-control. During the fiscal year ended July 3, 2002, an aggregate of 8,750 options to purchase shares of our common stock were issued to non-employee directors under the 2000 Equity Incentive Plan. As of October 24, 2002, no options to purchase shares had been exercised by any director.

VOTE REQUIRED AND BOARD RECOMMENDATION

        The nominees for election as directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        Our board of directors has again selected KPMG LLP to serve as our independent accountants for the fiscal year ending July 2, 2003. KPMG LLP has served as our auditor since January 17, 1997. Representatives of KPMG LLP are expected to be at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

REASONS FOR THE PROPOSAL

        Selection of our independent accountants is not required to be submitted for stockholder approval, but our board of directors is seeking ratification of its selection of KPMG LLP from our stockholders as a matter of good corporate practice. If the stockholders do not ratify this selection, the board of directors will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new auditors upon recommendation of the audit committee. Even if the selection is ratified, the audit committee and our board of directors, in their discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP as our independent accountants for the current fiscal year.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

        The executive officers of Diedrich Coffee, and their ages as of October 24, 2002, are as follows:

Name	Age	Position(s) Held
Philip Hirsch	49	President and Chief Executive Officer
Martin Diedrich	44	Vice Chairman of the Board of Directors, Chief Coffee Officer and Secretary
Matthew McGuinness	42	Executive Vice President and Chief Financial Officer
Pamela Britton	49	Vice President and Chief Operating Officer
Carl Mount	39	Vice President—Manufacturing and Distribution
Michael Zorehkey	41	Vice President—Real Estate
Matthew Kimble	50	Vice President—Human Resources
Edward Apffel	45	Vice President—Sales
Diane Hays-Hoag	54	Vice President—Gloria Jean's Marketing
Paul Marshall	50	Vice President—Information Systems
David Jenkins	43	Vice President—Gloria Jean's International Operations

        The following is information regarding those persons currently serving as executive officers of Diedrich Coffee:

        Philip Hirsch joined Diedrich Coffee in March 2002 as our interim Chief Executive Officer. In August 2002, Mr. Hirsch was appointed as our permanent Chief Executive Officer. From November 2000 through March 2002, Mr. Hirsch served as President and Chief Operating Officer of CUE Digital Radio Corporation, the world's largest radio data network. From September 1999 through November 2000, he served as Corporate Vice President, Worldwide Financial Planning and Business Development, for Ingram Micro Inc., a Fortune 100 company. Prior to that, he served as Chief Financial Officer, Senior Vice President, Finance, and Treasurer from April 1998 through September 1999, at Hospitality Marketing Concepts, a global direct marketing company. From 1987 to March 1998, Mr. Hirsch was with Price Waterhouse LLP, an independent accounting firm, most recently as Managing Partner of its Century City, California office. From July 1990 through June 1995, he was the partner in charge of its west region transaction support (mergers and acquisitions) practice. Mr. Hirsch received a B.A. degree in political science from the University of Pennsylvania, a B.S. degree in finance from The Wharton School, and a masters degree in management and accounting from the Kellogg Graduate School of Management at Northwestern University. Mr. Hirsch is a certified public accountant.

        Martin Diedrich.    Biographical information about Martin Diedrich is included above under Proposal 1.

        Matthew McGuinness joined Diedrich Coffee in March 2000 as our Executive Vice President and Chief Financial Officer. Mr. McGuinness was Senior Vice President—Finance and Chief Financial Officer at Denny's, Inc., a subsidiary of Advantica Restaurant Group, Inc., a publicly traded food service company, from May 1998 to February 2000. From 1991 until May 1998, Mr. McGuinness was Vice President—Finance and Chief Financial Officer at El Pollo Loco, Inc., also a subsidiary of Advantica Restaurant Group, Inc. Mr. McGuinness received a B.A. degree in business administration from the University of Michigan, and is a certified public accountant.

        Pamela Britton joined Diedrich Coffee in February 2001 as our Executive Vice President of Operations of our Gloria Jean's subsidiary. In March 2001 she was appointed as our Chief Operating Officer. From July 1999 to February 2001, Ms. Britton was Vice President of Operations for Johnny Rockets Group, Inc., a privately owned food service company. From June 1992 until June 1999, Ms. Britton served as Vice President of Operations of Cinnabon World Famous Cinnamon Rolls, a division of the publicly traded food service company AFC Enterprises.

        Carl Mount joined Diedrich Coffee in November 1999 as our Vice President—Manufacturing and Purchasing. Mr. Mount served as the interim President of our Gloria Jean's division from October 2000 until January 2001. From January 1999 to November 1999, Mr. Mount was a plant manager for the Pepsi Bottling Group in Hayward, California. He served as a Senior Consultant, Manufacturing Services for the Coca-Cola Company in Atlanta, Georgia from July 1998 to January 1999. Prior to this, he served as Group Operations Manager from November 1996 to July 1998, and as Operations Manager from August 1995 to November 1996 for the Coca-Cola Company in Istanbul, Turkey and Bursa, Turkey respectively. Mr. Mount received a B.S. degree in business administration from the University of Southern California, and a masters degree in business administration from Santa Clara University.

        Michael Zorehkey joined Diedrich Coffee in March 2000 as our Director of Mall Development. In January 2001, he was appointed Vice President—Real Estate. From June 1999 until March 2000, Mr. Zorehkey served as the Senior Vice President of Zorehkey & Associates, a privately owned real estate consulting firm. From July 1997 until June 1999, Mr. Zorehkey was Vice President—Real Estate for Edison Brothers Stores, a publicly owned company. From April 1996 until July 1997, Mr. Zorehkey was Vice President Real Estate and Construction for Cinnabon World Famous Cinnamon Rolls, a

division of the publicly traded food service company AFC Enterprises. From April 1992 until April 1996, Mr. Zorehkey was Director of Real Estate for Sweet Factory, Inc., a publicly owned company.

        Matthew Kimble joined Diedrich Coffee in connection with our acquisition of Coffee People, Inc. in July 1999 and has served as our Vice President—Human Resources since then. From January 1997 until the acquisition, Mr. Kimble served as the Vice President, Human Resources of Coffee People. From 1991 to January 1997, he served as Employment Manager for Thrifty Payless Drug Stores, Inc. Mr. Kimble received a B.A. degree in business administration from Olympic College.

        Edward Apffel joined Diedrich Coffee in June 1997. Since April 2000, he has served as our Vice President—Sales. From June 1997 to April 2000, Mr. Apffel served as our Director of Wholesale Sales. From January 1996 to June 1997, Mr. Apffel was Director National Wholesale Sales at F. Gavina & Sons, Inc., a privately owned company that roasts and markets coffee to the grocery and food service industry on a national basis. From October 1992 to December 1995, Mr. Apffel was the owner of Red Apple Coffee Co., a privately owned company coffee consulting firm located in Glendale, California.

        Diane Hays-Hoag joined Diedrich Coffee in November 2001 as our Vice President of Marketing of our Gloria Jean's subsidiary. From February 1994 to November 2001, Ms. Hays-Hoag served in various capacities for Carl's Jr. Restaurant, a division of the publicly traded CKE Restaurants, Inc., first as Brand Manager, then as Director, and finally as Vice President, Marketing. Ms. Hays-Hoag received a B.S. degree in education from California State College.

        Paul Marshall joined Diedrich Coffee in October 1998 as our Vice President—Management Information Services. From January 1997 to January 1998, Mr. Marshall served as Vice President—Management Information Services of Pic n' Save Wharehouse Foods, Inc., a publicly owned discount retail company. From September 1995 to December 1996, Mr. Marshall was Vice President—Management Information Services of KidsMart, a privately held children's retail clothing company. Mr. Marshall received a B.A. in business administration from the University of Michigan.

        David Jenkins joined Diedrich Coffee in April 2000 as Director of International Franchise Operations for the Gloria Jean's subsidiary. In January 2001, he was appointed Vice President, International Operations and Sales. From January 1989 to March 2000, Mr. Jenkins worked in international operations and development for the Baskin-Robbins and Dunkin'Donuts brands of Allied Domecq PLC, holding several management positions including Director of International Operations. Mr. Jenkins received a B.S. in natural resources from Ohio State University, and a masters degree in business administration from the American Graduate School of International Management.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

        The following table sets forth compensation earned during the last three fiscal years by those individuals who served as our Chief Executive Officer during the fiscal year ended July 3, 2002 and for the four most highly compensated executive officers other than the CEO who were serving as our executive officers at the end of the last completed fiscal year. The table includes J. Michael Jenkins, who retired from his position as Chief Executive Officer and President in March 2002.

Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)	Long-Term Compensation Awards Securities Underlying Options(#)
Philip Hirsch(1) President and Chief Executive Officer	2002 2001 2000	$88,433 — —	$62,500 — —	20,000 — —
J. Michael Jenkins(2) Former President and Chief Executive Officer	2002 2001 2000	$257,208 225,000 —	$100,000 — —	— 125,000 —
Matthew McGuinness(3) Executive Vice President and Chief Financial Officer	2002 2001 2000	$254,808 238,649 61,980	$30,000 98,091 —	10,000 50,000 18,750
Pamela Britton(4) Chief Operating Officer	2002 2001 2000	$206,472 68,007 —	$50,000 52,500 —	20,000 35,000 —
Carl Mount Vice President—Manufacturing and Distribution	2002 2001 2000	$178,365 165,980 87,769	$25,000 34,332 19,000	10,000 15,000 5,000
Michael Zorehkey(5) Vice President—Real Estate	2002 2001 2000	$152,865 125,387 37,597	$38,700 44,800 15,000	17,000 3,000 1,875

(1)
Mr. Hirsch was appointed interim Chief Executive Officer in March 2002 and permanent Chief Executive Officer effective September 1, 2002. Accordingly, Mr. Hirsch did not earn or receive any compensation from us in fiscal 2001 or 2000, and the compensation disclosed in the table for fiscal 2002 reflects only a portion of the fiscal year.
(2)
Mr. Jenkins was appointed President and Chief Executive Officer effective September 27, 2000, and retired from his position in March 2002. Accordingly, Mr. Jenkins did not earn or receive any compensation from us in fiscal 2000, and the compensation disclosed in the table for fiscal 2002 and 2001 reflects only a portion of the fiscal years.
(3)
Mr. McGuinness entered into an employment agreement effective as of March 13, 2000. Accordingly, the compensation disclosed in the table for fiscal 2000 reflects only a portion of the fiscal year.
(4)
Ms. Britton joined Diedrich Coffee in February 2001. Accordingly, the compensation disclosed in the table for fiscal 2001 reflects only a portion of the year.
(5)
Mr. Zorehkey joined Diedrich Coffee in March 2000. Accordingly, the compensation disclosed in the table for fiscal 2000 reflects only a portion of the year.

Stock Option Grants in Last Fiscal Year

        The following table sets forth information regarding stock options granted to the following executive officers during the fiscal year ended July 3, 2002.

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Percent of Total Options Granted to Employees in Fiscal Year
Number of Securities Underlying Options Granted(#)
Name				Exercise Price ($/share)	Expiration Date
						5%($)	10%($)
Philip Hirsch	20,000	(2)	72.7	$3.50	3/20/12	$44,022.62	$111,561.97
J. Michael Jenkins	—		—	—	—	—	—
Matthew McGuinness(3)	—		—	—	—	—	—
Pamela Britton(3)	—		—	—	—	—	—
Carl Mount(3)	—		—	—	—	—	—
Michael Zorehkey(3)	—		—	—	—	—	—

(1)
The potential realizable values listed are based on an assumption that the market price of Diedrich Coffee's common stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent our estimate of the future market price of Diedrich Coffee common stock.

(2)
All of Mr. Hirsch's options have vested. The options will terminate and no longer be exercisable upon the earlier of (i) two years after cessation of employment with Diedrich Coffee; or (ii) March 20, 2012. The options are subject to the terms and conditions of the Diedrich Coffee, Inc. 2000 Equity Incentive Plan.

(3)
Option grants reported under the heading "Long-Term Compensation—Awards—Securities Underlying Options" in the Summary of Compensation table for fiscal year 2002 were earned by the named executive officers in fiscal year 2002, but were granted in fiscal year 2003. Accordingly, those options are omitted from this table, which reports option grants made during fiscal year 2002.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

        The following table sets forth information concerning the number and value of unexercised options held by the following executive officers on July 3, 2002. None of these executive officers exercised options to purchase common stock during fiscal year ended July 3, 2002.

	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)(1)		Value of Unexercised In-the-Money Options At Fiscal Year End($)(2)
Name
	Exercisable	Unexercisable(3)	Exercisable	Unexercisable(3)
Philip Hirsch(4)	15,000	5,000	—	—
J. Michael Jenkins(5)	—	—	—	—
Matthew McGuinness	35,416	33,334	—	—
Pamela Britton	11,666	23,334	—	—
Carl Mount	8,333	11,667	—	—
Michael Zorehkey	2,250	2,625	—	—

(1)
The option information contained in this table does not include options earned by executive officers during fiscal year 2002, but granted in fiscal year 2003.

(2)
These amounts represent the difference between the exercise price of the in-the-money options and the market price of our common stock on July 3, 2002. The closing price of our common stock on that day on the Nasdaq National Market was $2.80. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. On July 3, 2002, none of the options were in-the-money.

(3)
Future exercisability is subject to a number of factors, including, but not limited to, the optionee remaining employed by us.

(4)
As of October 25, 2002, all of the 20,000 options listed in the above table have vested. However, only 15,000 options had vested as of July 3, 2002.

(5)
Pursuant to the terms of the Stock Option Plan and Agreement with J. Michael Jenkins, all of Mr. Jenkins' unvested options terminated upon his death. The remainder of his vested options expired and became unexercisable on July 1, 2002.

EMPLOYMENT AGREEMENTS AND COMPENSATORY ARRANGEMENTS

        The following section describes certain employment agreements and compensatory arrangements between us or our affiliated entities and those who currently serve as our executive officers or as executive officers of our affiliated entities. In addition, it describes certain employment agreements and compensatory arrangements between us or our affiliates and those who served as our executive officers or as executive officers of our affiliates in fiscal year ended July 3, 2002, but are no longer employed with us or our affiliates.

  Employment Agreements and Compensatory Arrangements with Current Executive Officers

        Philip Hirsch.    In March 2002, Mr. Hirsch entered into an employment agreement with us to serve as our interim Chief Executive Officer. Under the terms of the employment agreement, Mr. Hirsch received a base salary of $25,000 per month and was granted options to purchase 20,000 shares of our common stock, which options vested in four monthly installments. The original term of the agreement expired on July 31, 2002. The board of directors extended the term of the original agreement by one month, to August 31, 2002, to enable Mr. Hirsch's long-term employment agreement to be finalized. During the extension period, Mr. Hirsch continued to receive his base salary under the original agreement, and was granted an additional 5,000 options to purchase our common stock, which options vested in August 2002. Effective September 1, 2002, Mr. Hirsch entered into a two-year employment agreement with us appointing him Chief Executive Officer. The agreement provides for a base salary of $325,000 per annum and an annual incentive bonus of up to 50% of base salary based on our performance and his performance against objectives approved by our board of directors. If terminated without cause, Mr. Hirsch is entitled to receive up to twelve months' salary and benefits under COBRA as severance compensation. Mr. Hirsch also received options to purchase up to 120,000 of our common stock at an exercise price equaling the trailing five day average of the price of the common stock from the day of board approval. The options vest over the two-year contract period at a rate of 50% per year. Mr. Hirsch receives employee benefits consistent with our policies for other senior executives.

        Matthew McGuinness.    In August 2000, Mr. McGuinness entered into an employment agreement with us appointing him Senior Vice President and Chief Financial Officer. The agreement provides for a base salary of $206,000 per annum and an annual incentive bonus of up to 50% of base salary based on our performance and Mr. McGuinness' performance against objectives approved by our board of directors. If terminated without cause, Mr. McGuinness is entitled to twelve months' salary as severance compensation. Mr. McGuinness also received options to purchase up to 18,750 shares of our common stock at an exercise price equaling the trailing five day average of the price of the common stock from the day of board approval. The options vest over three years at a rate of 33% per year. In October of 2000, Mr. McGuinness was elected to serve as our Executive Vice President and Chief Financial Officer. As a result, his employment agreement was amended to provide for a base salary of $250,000. Mr. McGuinness receives employee benefits consistent with our policies for other senior executives.

        Pamela Britton.    In February 2001, Ms. Britton entered into an employment agreement with us, appointing her Executive Vice President of Operations for Gloria Jean's Gourmet Coffee. The agreement provides for a base salary of $175,000 per annum. During Ms. Britton's first year of employment with us, she received a guaranteed bonus of $52,500. In subsequent years, the agreement provides for an annual incentive bonus of up to 30% of base salary based on our performance and Ms. Britton's performance against objectives approved by our board of directors. Ms. Britton also received options to purchase up to 20,000 shares of our common stock at an exercise price equaling the trailing five day average of the price of the common stock from the day of board approval. The options vest over three years at a rate of 33% per year. Ms. Britton receives employee benefits consistent with our policies for other senior executives.

        Carl Mount.    In October 1999, Mr. Mount entered into an employment agreement with us appointing him Vice President of Manufacturing and Purchasing. The agreement provides for a base salary of $140,000 per annum, a signing bonus of $19,000, and an annual incentive bonus of up to 25% of base salary based on the company's performance and Mr. Mount's performance against objectives approved by our board of directors. If terminated without cause, Mr. Mount is entitled to six months' salary as severance compensation. Mr. Mount also received options to purchase up to 5,000 shares of our common stock at an exercise price of $22.00. The options vest over three years at a rate of 33% per year. In October 2000, Mr. Mount was elected to serve as Interim President of Gloria Jean's in addition to his duties as Vice President of Manufacturing and Purchasing. As a result, his employment agreement was amended to provide for a base salary of $175,000. Mr. Mount receives employee benefits consistent with our policies for other executive officers.

        Michael Zorehkey.    In February 2000, Mr. Zorehkey entered into an employment agreement with us. Under the agreement, Mr. Zorehkey agreed to serve as our Director of Mall Development. The agreement provides for a base salary of $115,000 per annum and an annual incentive bonus based in part on store openings and in part on his performance against objectives approved by our board of directors. Mr. Zorehkey also received options to purchase up to 1,875 shares of our common stock at an exercise price equaling the trailing five day average of the price of the common stock from the day of board approval. The options vest over three years at a rate of 33% per year. In April 2001, Mr. Zorehkey was elected to serve as our Vice President of Real Estate and Gloria Jean's Franchising. As a result, his employment agreement was amended to provide for a base salary of $150,000 and incentive bonuses based on the opening of Gloria Jean's coffee stores. Mr. Zorehkey receives employee benefits consistent with our policies for other senior executives.

  Employment Agreements and Compensatory Arrangements with Executive Officers No Longer Employed by Diedrich Coffee

        J. Michael Jenkins.    Effective as of March 20, 2002, J. Michael Jenkins retired as our President and Chief Executive Officer. Prior to his retirement, we entered into an at-will employment letter agreement with Mr. Jenkins, dated September 22, 2000, which provided that either we or Mr. Jenkins could terminate his employment with us at any time, with or without cause or notice. The employment letter provided that Mr. Jenkins would: serve as our President and Chief Executive Officer; receive a base salary of $300,000 per year, subject to annual adjustments; receive a guaranteed bonus of $100,000 on the first anniversary date of his employment with us, which bonus was earned on September 22, 2001, and receive additional bonuses in successive years based on specific objectives and targets established for him by our compensation committee; and participate in our executive benefit plans and 401(k) plan based on plan eligibility criteria.

        We also entered into a stock option plan and agreement, effective as of September 22, 2000, which was approved by the stockholders at the 2000 annual meeting of stockholders. Under this plan, Mr. Jenkins was granted options to purchase an aggregate of up to 125,000 shares of our common stock for the purpose of encouraging and rewarding his contributions to our performance and aligning his interests with the interests of our stockholders. On September 22, 2001, 31,250 of his options vested. Upon his death, Mr. Jenkins' unvested options terminated. The 31,250 vested options terminated and became unexercisable on July 1, 2002.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The compensation committee is composed of Messrs. Churm, Goelman and Heeschen, none of whom are currently our officers or employees. The compensation committee administers our stock option plans and sets compensation levels for our executive officers. Our executive compensation policies and programs are designed to:

  •
  provide competitive levels of overall compensation that will attract and retain the best executive talent in the industry

  •
  motivate executive officers to perform at their highest level

  •
  align executive officer and stockholder interests to create stockholder value

  •
  reward executive officers for achievement of corporate and individual objectives

        To achieve these goals, our compensation committee and board of directors have established an executive compensation program consisting primarily of three integrated components: base salary, annual bonus and stock options.

        Base Salary.    Base salaries for executive officers are set by our compensation committee after considering factors such as competitive environment, experience level, position, responsibility and overall contribution of the executive. Base salaries for the executive officers were established in their respective employment and letter agreements.

        Annual Bonus.    All executive officers, including the Chief Executive Officer, are eligible to receive an annual bonus. The employment and letter agreements for the executive officers provide for discretionary performance bonuses based upon our performance and the respective executive officer's contribution to this performance.

        Stock Options.    The third component of the compensation program for executive officers is in the form of stock option awards. Our 2000 Equity Incentive Plan provides for long-term incentive compensation for our employees, including executive officers. Stock option awards align the interests of executive officers with those of stockholders by providing them with an equity interest in Diedrich Coffee, thereby providing incentive for the executive officers to maximize stockholder value. Option awards directly tie executive compensation to the value of our stock. Our compensation committee is responsible for determining, subject to the terms of the 2000 Equity Incentive Plan, the individuals to whom grants are made, the timing of grants and the number of shares per grant. The number of shares is determined based upon the individual's position in our company, competitive company practices and the number of unvested shares already held by the individual. Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant. During the fiscal year ended July 3, 2002, our compensation committee only granted stock options to 2 employees, Mr. Hirsch and one other new employee. In addition, after the end of fiscal year 2002, the compensation committee made grants to an additional 9 employees for services rendered during fiscal year 2002.

        Chief Executive Officer.    In March 2002, we hired Mr. Hirsch as our interim President and Chief Executive Officer. In September 2002, we engaged Mr. Hirsch to serve as our CEO under a two-year at-will employment agreement. The terms of Mr. Hirsch's employment agreements are described above under the caption "Employment Agreements and Compensatory Arrangements—Employment Agreements and Compensatory Arrangements with Current Executive Officers." The process of establishing the Chief Executive Officer's compensation parallels the process and criteria used in establishing compensation levels for other executive officers.

        Policy with Respect to Internal Revenue Code Section 162(m).    In 1993, the Internal Revenue Code was amended to add Section 162(m). Section 162(m) and the regulations thereunder place a limit of $1 million on the amount of compensation that may be deducted by us in any year with respect to certain of our most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. At the present time, our executive officer compensation levels, other than "performance-based compensation," do not exceed $1 million. Our compensation committee and board of directors plan to take such actions in the future to minimize the loss of tax deductions related to compensation as they deem necessary and appropriate in light of specific compensation objectives.

Respectfully submitted,
Peter Churm Paul Heeschen Lawrence Goelman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended July 3, 2002, our compensation committee consisted of Messrs. Churm, Goelman and Heeschen. No member of the compensation committee was, during the fiscal year ended July 3, 2002 or at any other time, an officer or employee of Diedrich Coffee, except that Lawrence Goelman served as our interim Chairman and CEO from March 1997 to November 1997. There are no compensation committee interlocks between us and other entities involving our executive officers and board members who serve as executive officers or board members of these other entities.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The audit committee reviews our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

        In this context, the audit committee has reviewed and discussed with management and KPMG LLP, our independent auditors, the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Diedrich Coffee and its management. And, the audit committee has considered whether the independent auditors provision of other non-audit services to us is compatible with the auditor's independence.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors, and the board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended July 3, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted,
Peter Churm Lawrence Goelman Randy Powell

INDEPENDENT AUDITOR FEES FOR FISCAL YEAR 2002

        The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for fiscal year 2002 and for reviews of the financial statements included in our Forms 10-Q for fiscal year 2002, and fees billed for other services rendered by KPMG LLP.

Audit fees, excluding audit related fees	$159,000

All other fees:
Audit related fees(1)	$90,150
Other non-audit services(2)	49,069

Total all other fees	$139,219

(1)
Audit related fees consisted principally of reviews of registration statements, franchise offering circulars and issuance of consents

(2)
Other non-audit fees consisted of tax compliance and tax consulting services.

        KPMG LLP performed no services and no fees were incurred or paid relating to financial information systems design and implementation. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

STOCK PERFORMANCE MEASUREMENT COMPARISON

        The following graph shows a comparison of the cumulative total returns for the period beginning on July 2, 1997 and ending on July 3, 2002 for:

  •
  our common stock;

  •
  the Total Return Index for the Nasdaq National Market (U.S. companies); and

  •
  the Total Return Index for Nasdaq Retail Trade Stocks.

        Each of the below returns assumes an initial value of $100 and reinvestment of dividends. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of October 24, 2002, by:

  •
  each person or group of affiliated persons who we know owns beneficially 5% or more of our common stock

  •
  each of our directors and nominees

  •
  each of our executive officers or former executive officers listed in the summary compensation table

  •
  all of our directors and executive officers as a group

        Percentage of ownership is calculated as required by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table below includes the number of shares underlying options and warrants that are exercisable within 60 days from October 24, 2002.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class (%)
Sequoia Enterprises, LP 450 Newport Center Drive Suite 450 Newport Beach, CA 92660	1,298,375	(3)	24.0
Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, California 95062	1,163,560	(4)	21.7
D.C.H., L.P. 450 Newport Center Drive Suite 450 Newport Beach, CA 92660	357,960	(5)	6.9
Paul C. Heeschen	1,740,986	(6)	32.1
Richard Spencer	1,164,810	(7)	21.7
Martin Diedrich	176,859	(8)	3.4
Peter Churm	18,750	(9)	*
Lawrence Goelman	35,675	(10)	*
Randy Powell	1,250	(11)	*
Philip Hirsch	29,250	(12)	*
J. Michael Jenkins	0	(13)	*
Matthew McGuinness	37,916	(14)	*
Pam Britton	11,666	(15)	*
Carl Mount	10,000	(16)	*
Michael Zorehkey	2,250	(17)	*
All directors and executive officers as a group (16 persons)	3,263,429	(18)	56.1

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person in this table is c/o Diedrich Coffee, Inc., 2144 Michelson Drive, Irvine, California 92612.

(2)
Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within

  60 days of October 24, 2002 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(3)
Paul C. Heeschen, the chairman of our board of directors, is the sole general partner of this limited partnership with voting and investment power as to all shares beneficially owned by the limited partnership. Includes 250,000 shares subject to warrants that are exercisable with 60 days.

(4)
Includes the beneficial ownership of Westcliff Capital Management, LLC and Richard S. Spencer III, a manager and the majority member of Westcliff Capital Management, LLC. Includes the beneficial ownership of entities for which Westcliff Capital Management, LLC is (i) the general partner and investment adviser or (ii) the investment adviser only. Westcliff Capital Management, LLC and Mr. Spencer have shared voting and investment power as to all shares. Includes 208,333 shares subject to warrants that are exercisable within 60 days.

(5)
Paul C. Heeschen, the chairman of our board of directors, is the sole general partner of this limited partnership with voting and investment power as to all shares beneficially owned by the limited partnership.

(6)
Includes (i) 1,298,375 shares beneficially owned by Sequoia Enterprises, LP (250,000 shares of which are subject to warrants exercisable with 60 days), (ii) 357,960 shares beneficially owned by D.C.H., LP and (iii) 61,579 shares beneficially owned by Redwood Enterprises VI, LP. Mr. Heeschen is the sole general partner of each of these partnerships with voting and investment power as to all of such shares. Includes 15,592 shares owned personally by Mr. Heeschen (13,750 shares of which are subject to options that are exercisable within 60 days) and 7,750 shares held by the Palm Trust, of which Mr. Heeschen is a trustee with shared voting and investment power as to all of such shares.

(7)
Includes (i) 1,163,560 shares beneficially owned by Westcliff Management, LLC (see footnote 4 above), and (ii) 1,250 shares personally owned by Mr. Spencer, which are subject to options that are exercisable within 60 days.

(8)
Includes 13,083 shares subject to options that are exercisable within 60 days.

(9)
Includes 13,750 shares subject to options that are exercisable within 60 days.

(10)
Includes 32,500 shares subject to options that are exercisable within 60 days. This number does not include the 21,250 shares subject to warrants held by the Virginia R. Cirica Trust. Ms. Cirica is Mr. Goelman's wife. Mr. Goelman disclaims any beneficial interest in the Virginia R. Cirica Trust, except to the extent to which Mr. Goelman is a contingent beneficiary under the terms of that trust.

(11)
Includes 1,250 shares subject to options that are exercisable within 60 days.

(12)
Includes 25,000 shares subject to options that are exercisable within 60 days.

(13)
All of Mr. Jenkins' options have terminated.

(14)
Includes 35,416 shares subject to options that are exercisable within 60 days.

(15)
Includes 11,666 shares subject to options that are exercisable within 60 days.

(16)
Includes 10,000 shares subject to options that are exercisable within 60 days.

(17)
Includes 2,250 shares subject to options that are exercisable within 60 days.

(18)
Includes 652,122 shares subject to options and warrants that are exercisable within 60 days.

OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16(a) reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16(a) reporting persons, we believe that during our fiscal year ended July 3, 2002, all Section 16(a) reporting persons complied with all applicable filing requirements, except that the initial statement of ownership on Form 3 for Philip Hirsch was filed in September 2002.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of independent accountants recommended by the audit committee and selected by our board of directors for the fiscal year ending July 2, 2003 is KPMG LLP. The board of directors expects that the representatives of KPMG LLP will be present at the meeting, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

        In our filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, so that information should be considered as part of the filing that you are reading. Our 2002 Annual Report is incorporated by reference. Based on Securities and Exchange Commission regulations, the Compensation Committee and Audit Committee Reports beginning on pages 14 and 15, respectively, and the stock performance graph on page 17 of this proxy statement, specifically are not incorporated by reference into any other filings with the Securities and Exchange Commission.

        This proxy statement is sent to you as part of the proxy materials for the 2002 annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

Availability of Additional Information

        Copies of our 2002 Annual Report (which includes the Annual Report on Form 10-K filed with the Securities and Exchange Commission) have been distributed to stockholders. Additional copies and additional information are available without charge from Investor Relations, Diedrich Coffee, Inc., 2144 Michelson Drive, Irvine, California 92612.

Stockholder Proposals for 2003 Annual Stockholders' Meeting

        Stockholders who wish to have proposals for action at our 2003 Annual Meeting of Stockholders considered for inclusion in next year's proxy statement and form of proxy must cause their proposals to be received in writing by us at our address set forth on the first page of this Proxy Statement no later than June 27, 2003. Such proposals should be addressed to our Corporate Secretary, and may be included in next year's proxy materials if they comply with the rules and regulations promulgated by the Securities and Exchange Commission. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in our bylaws.

OTHER MATTERS

        Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By order of the board of directors,
Paul C. Heeschen Chairman of the Board

Irvine, California
October 25, 2002

\/ DETACH PROXY CARD HERE \/

PROXY

DIEDRICH COFFEE, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 2, 2002

Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Philip G. Hirsch and Matthew C. McGuinness, and each of them individually, as proxies, each with power of substitution, to vote and otherwise represent all of the shares of common stock of Diedrich Coffee, Inc., held of record by the undersigned, at the annual meeting of stockholders of Diedrich Coffee to be held on Monday, December 2, 2002 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

        The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated in each case October 25, 2002. All other proxies heretofore given by the undersigned to vote shares of Diedrich Coffee's common stock are expressly revoked.

        The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 for which the stockholder is entitled to vote and FOR the proposal in Item 2.

(Continued, and to be marked, dated and signed, on the other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

1.	Election of six (6) members to the board of directors of Diedrich Coffee:	☐	FOR all nominees listed below for whom stockholder is entitled to vote	☐	WITHHOLD AUTHORITY for all nominees listed below for whom stockholder is entitled to vote	☐	EXCEPTIONS†

Nominees:	Peter Churm Paul Heeschen	Martin Diedrich Randy Powell	Lawrence Goelman Richard Spencer
†INSTRUCTIONS. To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

EXCEPTIONS:

2.	Ratification of the selection of KPMG LLP as Diedrich Coffee's independent auditor for the fiscal year ending July 2, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN	I plan to attend the annual meeting	☐	Change of address or comments mark here	☐
3.	In their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.
Dated:	, 2002

Signature
Signature
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes MUST be indicated (x) in BLACK or BLUE ink.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 2, 2002
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS DECEMBER 2, 2002
INTRODUCTION
INFORMATION REGARDING VOTING AT THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT AUDITOR FEES FOR FISCAL YEAR 2002
STOCK PERFORMANCE MEASUREMENT COMPARISON
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER INFORMATION
OTHER MATTERS